Contacts:

Investor Relations:

Katy Nash

investorrelations@vistaprint.com

781-547-6316

Media Relations:

Manya Chait

publicrelations@vistaprint.com

781-547-6319

VistaPrint Reports Third Quarter Fiscal 2006 Financial Results

Hamilton, Bermuda, April 26, 2006 -- VistaPrint Limited (Nasdaq:VPRT), a leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers, today announced its financial results for the quarter ended March 31, 2006, the third quarter of its fiscal year ending June 30, 2006.

Total company revenue for the quarter was $41.6 million, an increase of 66 percent as compared to total revenue of $25.1 million for the same quarter of fiscal 2005.

For the third quarter ended March 31, 2006, net income on a GAAP basis was $5.3 million, which is 12.7 percent of revenue, or $0.12 per share on a fully diluted basis. GAAP net income includes a $2.2 million charge related to share-based compensation and a $252,000 tax benefit associated with the reversal of a tax accrual related to a prior year tax return.

On a non-GAAP basis, excluding the charge associated with share-based compensation and the one-time reversal of an income tax accrual, adjusted net income was $7.2 million, which is 17.3 percent of revenue, or adjusted earnings per share of $0.16 on a fully diluted basis.

For the same quarter the prior year, which ended March 31, 2005, the Company achieved net income of $2.2 million, which was 8.9 percent of revenue.

"We delivered another excellent quarter with strength in all areas of the business," said Robert Keane, president and CEO of VistaPrint. "Our strong operating results this quarter were driven by increased revenue growth, improved capacity utilization, favorable product mix and the timing of our spending initiatives."

Third quarter fiscal 2006 highlights include:

  Average order values, including revenue from shipping, increased 2.9 percent in the third quarter of fiscal 2006 from the same quarter of the prior fiscal year to $30.16.
  Web site sessions increased by 59.7 percent in the third quarter of fiscal 2006 from the same quarter of fiscal 2005.
  Conversion rates were 5.2 percent in the third quarter of fiscal 2006, consistent with the same quarter in the prior year.
  Capital expenditures in the third quarter of fiscal 2006 totaled $7.0 million, including the installation of a fourth production line at the Company's printing facility in Windsor, Ontario.
  Revenue minus cost of revenue was 70.6 percent in the third quarter of fiscal 2006, compared to 59.8 percent in the same quarter of the prior fiscal year.
  Cash and marketable securities were $100.6 million at March 31, 2006, and the Company generated cash flow from operations of $8.9 million.

VistaPrint continued to expand and improve its product line during the quarter. The Company launched a self-inking rubber stamp product in all 16 of its web sites. The rubber stamp product leverages VistaPrint's technology investments and reflects the implementation of the Company's strategy of standardizing, automating and integrating every step of the value chain.

"Rubber stamps are a great example of how we are utilizing our proprietary technology to fundamentally change the rules of the game, by driving the cost to produce a rubber stamp to levels lower than others in the market," said Keane. "Stamps are not only a great customer acquisition product; they also offer tremendous cross-sell and repeat purchase opportunities, which we believe leads to a higher lifetime value of customers."

During the quarter VistaPrint added 528,000 new customers to increase its overall customer base to more than 6.6 million. Revenue from repeat customers increased to 63 percent of revenue for the quarter.

"We believe that our new customer additions and revenue from repeat customers attest to our ability to acquire and retain customers by continually investing in innovative technology and new products and services that broaden our product offering," said Keane.

VistaPrint will hold a conference call to discuss third quarter fiscal 2006 financial results at 5:30 p.m. (EST) on April 26, 2006. To listen to the live web cast, log on to the Investor Relations section of www.vistaprint.com. A replay of the event will be available on the Company's website from 7 p.m. (EST) on April 26, 2006 until midnight on May 17, 2006.

About non-GAAP financial measures
To supplement VistaPrint's consolidated financial statements presented in accordance with United States GAAP, VistaPrint uses the following measures defined as non-GAAP financial measures by The United States Securities and Exchange Commission: adjusted net income, and adjusted earnings per share. The two items excluded from the non-GAAP financial measures are share-based compensation expense and tax accrual adjustments related to a prior year tax settlement. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned "Reconciliations of non-GAAP financial measures" included at the end of this release.

VistaPrint's management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that are not indicative of our core business operating results. VistaPrint believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing VistaPrint's performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to VistaPrint's historical performance and our competitors' operating results. VistaPrint believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Management uses these supplemental measures to evaluate performance, period over period, to analyze the underlying trends in the Company's business and to establish operational goals and forecasts that are used in allocating resources.

VistaPrint expects to compute its non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors as of such date. Prior to July 1, 2005, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation related to such grants. Management has excluded the share-based compensation from the non-GAAP financial measures to facilitate comparison and analysis to historical performance and our competitors' operating results.

Tax accrual adjustments related to prior years

In the quarter ending March 31, 2006, VistaPrint reversed excess income tax reserves related to the completion of an audit of a prior fiscal year at its wholly-owned United States subsidiary, VistaPrint USA, Incorporated. This reversal was accounted for as a discrete event and resulted in an income tax benefit during this period. Management has excluded the impact of this tax accrual adjustment from the non-GAAP financial measures to facilitate comparison and analysis of historical performance and present a view of the current fiscal year's effective tax rate that management believes is more consistent with both historical performance and expected future financial results.

Although management believes that these non-GAAP financial measures are helpful to understanding the Company's financial performance, to gain a complete picture of all effects on the Company's financial performance, management does (and investors should) rely upon the GAAP statement of operations.

About VistaPrint

VistaPrint Limited (Nasdaq:VPRT) is a leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers. VistaPrint offers custom designed, full-color, low-cost printed products even in small quantities. Over 6 million small businesses and consumers have already chosen VistaPrint for products ranging from business cards and brochures to invitations and thank you cards. Products are printed at our two state-of-the-art plants in North America and Europe that total over 120,000 square feet of production space. A global company, VistaPrint employs more than 600 people and operates 16 localized web sites serving over 120 countries around the world. A broad range of design options are available online at www.vistaprint.com. VistaPrint's printed products are satisfaction guaranteed.

VistaPrint, the VistaPrint logo and VistaPrint.com are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains information about future expectations, plans and prospects of our management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business, operating performance, our margins, our market position and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenues, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, and other factors that are discussed in our Registration Statement on Form S-1, our Form 10-Q for the quarter ended December 31, 2005 and other documents periodically filed with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited Consolidated Balance Sheets
	March 31,	June 30,
	2006	2005
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$ 59,558	$ 26,402
Marketable securities	41,013	-
Accounts receivable, net of allowances of $50 and $57 at
March 31, 2006 and June 30, 2005, respectively	1,597	1,186
Inventory	948	354
Prepaid expenses and other current assets	3,510	2,651
Total current assets	106,626	30,593
Property, plant and equipment, net	42,221	29,913
Software and web site development costs, net	2,051	1,916
Patents	1,452	1,556
Deferred tax asset	582	317
Deposits, image licenses and other noncurrent assets	2,089	1,691

Total assets	$ 155,021	$ 65,986

Liabilities, redeemable convertible preferred shares and shareholders' equity (deficit)
Current liabilities:
Trade accounts payable:
Mod-Pac Corporation	$ -	$ 1,628
All other vendors	2,565	2,889
Accrued expenses	15,418	10,585
Deferred revenue	2,107	540
Current portion of long-term debt	2,162	1,281
Total current liabilities	22,252	16,923
Long-term debt	23,134	15,696
Commitments and contingencies
Series A redeemable convertible preferred shares, par value $0.001 per share, 0 and 11,000,000 shares authorized, 0 and 9,845,849 shares issued and outstanding at March 31, 2006 and
June 30, 2005, respectively (aggregate liquidation preference of
$0 and $14,080, respectively)	-	13,556
Series B redeemable convertible preferred shares, par value $0.001 per share, 0 and 13,008,515 shares authorized, 0 and 12,874,694 shares issued and outstanding at March 31, 2006 and
June 30, 2005, respectively (aggregate liquidation preference of $0 and $52,915,
respectively)	-	57,880
Shareholders' equity (deficit):
Common shares, par value $0.001 per share, 500,000,000 and 39,289,197 shares authorized at March 31, 2006 and June 30, 2005,
respectively; 40,037,580 and 11,374,892 shares issued and
outstanding at March 31, 2006 and June 30, 2005,
respectively	40	11
Additional paid-in capital	137,991	2,679
Accumulated deficit	(28,680)	(41,017)
Accumulated other comprehensive income	284	258

Total shareholders' equity (deficit)	109,635	(38,069)

Total liabilities, redeemable convertible preferred shares
and shareholders' equity (deficit)	$ 155,021	$ 65,986

VistaPrint Limited Consolidated Statements of Operations
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(Unaudited)
	(in thousands, except share and per share data)

Revenue	$ 41,603	$ 25,074	$ 106,867	$ 64,059

Cost of revenue (1)	12,225	10,078	35,202	25,305
Technology and development expense (1)	4,110	2,834	10,656	7,956
Marketing and selling expense (1)	14,299	8,643	36,701	23,513
General and administrative expense (1)	5,828	1,504	10,118	4,126
Loss on contract termination	-	-	-	21,000

Income (loss) from operations	5,141	2,015	14,190	(17,841)
Other income (expenses), net	723	15	1,406	(30)
Interest expense	337	75	822	198
Income (loss) from operations before
income taxes	5,527	1,955	14,774	(18,069)
Income tax provision (benefit)	263	(280)	1,143	3

Net income (loss)	$ 5,264	$ 2,235	$ 13,631	$(18,072)

Net income (loss) attributable to common shareholders:
Basic	$ 5,264	$ 313	$ 11,286	$(21,591)
Diluted	$ 5,264	$ 351	$ 11,360	$(21,591)

Basic net income (loss) per share	$ 0.13	$ 0.03	$ 0.37	$ (1.90)

Diluted net income (loss) per share	$ 0.12	$ 0.03	$ 0.33	$ (1.90)

Weighted average common shares outstanding - basic	40,011,954	11,369,568	30,576,523	11,353,249

Weighted average common shares outstanding - diluted	44,979,724	13,538,871	34,316,171	11,353,249

(1) Share-based compensation is allocated as follows:
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(Unaudited)
	(in thousands)

Cost of revenue	$ 26	$ -	$ 58	$ -
Technology and development expense	196	-	348	-
Marketing and selling expense	51	-	89	-
General and administrative expense	1,908	-	2,025	-
	$ 2,181	$ -	$ 2,520	$ -
VistaPrint Limited Consolidated Statements of Cash Flows
	Nine Months Ended
	March 31,
	2006	2005
	(Unaudited)
	(in thousands)

Operating activities
Net income (loss)	$ 13,631	$ (18,072)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	5,575	4,325
Share-based compensation expense	2,520	-
Deferred taxes	159	(420)
Changes in operating assets and liabilities:
Accounts receivable	(414)	(405)
Inventory	(589)	(120)
Prepaid expenses and other assets	(1,957)	(1,405)
Accounts payable	(1,968)	331
Accrued expenses and other current liabilities	6,285	4,328
Net cash provided by (used in) operating activities	23,242	(11,438)

Investing activities
Purchases of property, plant and equipment, net	(15,948)	(14,098)
Purchases of marketable securities	(53,808)	-
Sales of marketable securities	12,475	-
Capitalization of software and website development costs	(1,736)	(1,450)
Net cash used in investing activities	(59,017)	(15,548)

Financing activities
Proceeds from long-term debt	9,214	8,136
Repayment of long-term debt	(933)	(162)
Payment of offering costs	(1,384)	-
Net proceeds from public offering	61,380	-
Proceeds from issuance of Series B preferred shares, net	-	22,688
Proceeds from issuance of common shares	609	46
Net cash provided by financing activities	68,886	30,708

Effect of exchange rate changes on cash	45	230
Net increase in cash and cash equivalents	33,156	3,952

Cash and cash equivalents at beginning of period	26,402	20,060

Cash and cash equivalents at end of period	$ 59,558	$ 24,012

Supplemental Noncash Financing Activities
Accretion of preferred shares	$ 1,295	$ 3,519

VistaPrint Limited Reconciliations of Non-GAAP Financial Measures

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	(Unaudited) (in thousands, except per share data)
Non-GAAP net income reconciliation:
Net income (loss)	$ 5,264	$ 2,235	$ 13,631	$(18,072)
Add back:
Share based compensation expense	2,181	-	2,520	-
Income tax benefit from reserve reversal	(252)	-	(252)	-
Non-GAAP net income (loss)	$ 7,193	$ 2,235	$ 15,899	$(18,072)

Non-GAAP net income per diluted share reconciliation:
Net income (loss) per diluted share	$ 0.12	$ 0.03	$ 0.33	$ (1.90)
Add back:
Share based compensation expense	0.05	-	0.07	-
Income tax benefit from reserve reversal	(0.01)	-	(0.01)	-
Non-GAAP net income (loss)	$ 0.16	$ 0.03	$ 0.39	$ (1.90)